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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-84476), Form S-8 (333-60704) and Form S-8 (333-49982) pertaining to the Employee Share Option Plans of Camtek Ltd. of our report dated March 5, 2002 with respect to the consolidated financial statements of Camtek Ltd. included in its annual report on Form 20-F for the year ended December 31, 2001 filed with the Securities and Exchange Commission.


Eisner LLP                               Goldstein Sabo Tevet
                                         Certified Public Accountants (Isr.)
New York, New York                       Tel Aviv, Israel
June 26, 2002